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                                                                   Exhibit 10.21



                               DATED May 12, 1998





                            CAMINUS ENERGY LIMITED.

                                    - and -

                               DR. NIGEL L. EVANS





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                               SERVICE AGREEMENT

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         This AGREEMENT is made as of the 12th day of May, 1998 between CAMINUS
ENERGY LIMITED, a company incorporated in the United Kingdom whose registered office is Caminus House, Castle Park, Cambridge CB3 ORA, United Kingdom (the "COMPANY") and Dr. Nigel L. Evans, Ph.D., of The Grove, Lady Street, Lavenham, Sudbury, Suffolk, United Kingdom (the "EMPLOYEE").

IT IS AGREED as follows:

1.       APPOINTMENT AND TERM

1.1. The Employee will be employed by the Company as the Chief Executive Officer of the Company and shall continue to be a director and Chairman of the Board of Directors of the Company (the "BOARD").

1.2. His employment in that capacity and pursuant to this Agreement is deemed to have begun on the date hereof and will continue, subject to the terms of this Agreement, until May 5, 2001, unless sooner terminated pursuant to the provisions of this Agreement; provided that the term hereof shall be automatically renewed for successive one (1) year periods unless notice of a desire not to renew is provided by either party at least thirty (30) days prior to the expiry of this Agreement.

2.       DUTIES, ETC.

2.1. During the continuance of his employment the Employee agrees to devote his full time and best efforts, skill and abilities to the business and affairs of the Company and will:

         2.1.1.  perform:

                 (A) the day to day management duties consistent with the position of Chief Executive Officer of the Company; and

                 (B) such other duties as may from time to time be assigned to him by the Board, whether those duties relate to the business of the Company or to the business of any subsidiary or associate of the Company;

         2.1.2. in all respects comply with directions given by or under the authority of the Board;

         2.1.3. use his reasonable endeavors to promote the interests of the Company;

         2.1.4. unless prevented by incapacity or disability, devote the whole of his time and attention during usual business hours to the performance of his duties under this Agreement; and
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         2.1.5.  not carry on or be interested, directly or indirectly, in a
                 Competing Business (as defined in Section 8.1.1 hereof) without the prior written consent of the Board.

2.2. Provided, that the foregoing shall not limit the Employee from performing charitable activities, managing personal passive investments or serving on the board of directors of another entity to the extent that such outside activities do not in any material way detract from the Employee's performance of his duties hereunder or conflict with the provisions of this Agreement.

2.3. The agreed hours of work of the Employee will be normal business hours and such other hours as may be required for the proper performance of his duties under this Agreement; and he will perform those duties in Cambridge, United Kingdom. The Employee acknowledges that he will be required to travel in the ordinary course of the Company's business as the reasonable needs of the Company shall require. Notwithstanding the foregoing, the Company shall not relocate the Employee from Cambridge, England, without the Employee's prior written consent.

2.4. Notwithstanding the foregoing provisions of this clause, if notice is served by either party pursuant to clause 9.1 below, for up to a maximum of six (6) months the Company shall not be obliged to provide any work for the Employee or to assign to or vest in the Employee any powers, duties or functions and may in its discretion suspend the Employee on full salary and other contractual benefits save as below and require the Employee: not to enter any premises of the Company or any subsidiary or associate of the Company (except GFI Caminus LLC in accordance with the provisions of the LLC Agreement as defined in Clause 9.4); to abstain from contacting any customers, clients or employees of the Company or any subsidiary or associate of the Company; and to resign from all offices in the Company, or any subsidiary or associate of the Company (except GFI Caminus LLC in accordance with the provisions of the LLC Agreement). The Employee irrevocably authorises the Company in his name and on his behalf to execute all documents and do all things necessary to effect the resignations referred to herein, in the event of his failure to do so. The Employee shall not be employed by or provide services to any third party during the period for which he is suspended pursuant to this clause. Unless such suspension is for Cause (as defined in Section
         9.2 below), the Employee shall be entitled to a bonus in respect of the period of any such suspension; provided, however, that Employee shall have no claim in respect of the effect (if any) which any such suspension may have on his entitlement in respect of any other period.

3.       SALARY, BENEFITS AND EXPENSES

3.1. During the continuance of his employment, the Employee will be entitled to a salary at the rate of Pound Sterling 200,000 per annum, which shall be inclusive of any other sums receivable as director's fees or other remuneration payable to non-employee directors of the Company. The Employee shall be entitled to an annual bonus payment (which is targeted at Pound Sterling 100,000) in addition to his salary and other



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         benefits, with the actual bonus amount to be based upon a review of performance by the Board following the conclusion of each year.

3.2. The Employee's salary will accrue from day to day during the continuance of his employment, be payable by equal monthly installments on the last working day of each month in accordance with the Company's payroll practices in effect from time to time. The Employee shall be eligible to participate in the Company's annual profit sharing plan for key employees (which, at the discretion of the Board, may be, in whole or in part, a profit sharing or incentive plan based upon the performance of GFI Caminus LLC, the parent entity of the Company ("PARENT"), and in each other benefit plan made generally available to officers and key employees of the Company, on terms and conditions no less favorable than those provided to officers of the Company at similar levels as Employee.

3.3. The Employee shall be reimbursed for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder. The Company shall reimburse him upon presentation to the Company of receipts and an itemized account of such expenses in accordance with the Company's reimbursement policy. At the reasonable discretion of Employee, Employee shall be entitled to fly business class in accordance with the policies of the Company.

3.4. The Company shall not be liable to pay or provide any pension to or for the benefit of the Employee, except for the contribution by the Company into a personal pension plan in accordance with the Company's staff handbook, as the same may be reviewed from time to time. The Company will pay the Employee's telephone bills related to Company business and Employee shall be entitled to participate in the Company's permanent health insurance policy.

3.5. The Board shall review the Employee's compensation not less frequently then every twelve (12) months. Following such review, the Board may, in its discretion, increase the Employee's compensation (including, in the discretion of the Board, the Employee's salary and bonus).

4.       HOLIDAYS

4.1. The Employee will be entitled to five (5) weeks' holiday in each calendar year, to be taken at such times as may be approved by the Board, in addition to public holidays. The Employee is entitled to carry forward up to five (5) days unused holiday entitlement to a subsequent year. Except as provided in Clause 4.2, no payment will be made by the Company during the continuance of this Agreement in lieu of holidays not taken or not accrued.

4.2. Upon termination of this Agreement for whatever reason the Employee shall be entitled to payment in lieu on a pro rata basis for any holidays not taken (other than public holidays) which have accrued in the calendar year in which the Date of Termination falls. The payment will be calculated by multiplying the accrued entitlement by 1/260 of the Employee's salary at that time.





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4.3.     In addition to his holiday entitlement, the Employee is entitled to five (5) days paternity leave per child.

5.       INTERESTS IN OTHER BUSINESSES

5.1. Save with the prior written consent of the Board (which consent shall not be unreasonably withheld or delayed), the Employee will not during the continuance of his employment be engaged or interested (except as the holder for investment of up to five percent (5%) of any class of securities quoted or dealt on a recognized stock exchange) either directly or indirectly in any business or occupation other than the business of the Company and its subsidiaries and associates.

6.       INVENTIONS AND OTHER INDUSTRIAL OR INTELLECTUAL PROPERTY

6.1. Any invention or improvement or design made or process or information discovered or copyright work or trade mark or trade name or get-up created by the Employee during the continuance of the employment hereunder (whether capable of being patented or registered or not and made or discovered in the course of but not outside his employment hereunder) in conjunction with or in any way affecting or relating to the business of the Company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall (subject to sections 39 to 43 Patents Act 1977) belong to and be the absolute property of the Company.

6.2. The Employee if and whenever required to do so by the Company shall at the Company's expense:

                 (A) apply or join with the Company in applying for letters patent or other protection or registration in the United Kingdom and in any other part of the world for any such invention improvement design process information work trade mark, trade name or get-up as aforesaid which belongs to the Company; and

                 (B) execute and do all instruments and things necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same absolutely and as sole beneficial owner in such company or in such other person as the Company may specify.

6.3. The Employee hereby irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company the full benefit of this clause. In favor of any third party a certificate in writing signed by any Director or by the Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.





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6.4.     Nothing in this clause shall be construed as restricting the rights of the Employee or the Company under sections 39 to 43 Patents Act 1977.

6.5. The Employee irrevocably and unconditionally waives all rights under Chapter IV of Part I of the Copyright, Designs and Patents Act 1988 ("MORAL RIGHTS") in connection with his authorship of any existing or further copyright work, in whatever part of the world such rights may be enforceable including, without limitation:

         6.5.1. the right conferred by section 77 of that Act to be identified as the author of any such work; and

         6.5.2. the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment.

6.6. For all purposes of this Clause 6, references to the "Company" shall be deemed to include all predecessors, successors or associate entities and businesses.

7.       CONFIDENTIALITY

7.1. The Employee will not during the continuance of his employment or afterwards (unless authorized to do so by the Board or by a court of competent jurisdiction):

         7.1.1.  use for his own benefit or the benefit of any other person;

         7.1.2.  disclose to any person; or

         7.1.3. through any failure to exercise all due care and diligence cause or permit any unauthorized disclosure of any confidential information of the Company (including any predecessor or successor entity) or any of its subsidiaries or associates which he has obtained by virtue of his employment or in respect of which the Company is bound by an obligation of confidence to a third party. "Confidential information" means all information which is known or intended to be known only to employees of the Company and shall include, without limitation, lists or details of customers' information relating to the working of any process or invention carried on, developed or used by the Company or any subsidiary or associate, information relating to research projects, any intellectual property referred to in Clause 6, prices, discounts, mark-ups, future business strategy, marketing, tenders and any price sensitive information.

7.2. The restriction in this Clause will not prevent the Employee, after the Date of Termination, from using, for his own or another's benefit, any information which becomes available to the public generally other than by reason of a breach by Employee of his obligations under this Agreement but any such use will be subject to the restrictions contained in Clause 8 below.



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8.       PROTECTION OF INTERESTS OF COMPANY, ETC.

8.1.     In this clause:

         8.1.1. "COMPETING BUSINESS" shall mean any business that competes or has competed, directly or indirectly, with the Company Business in any country or countries in which the Company has conducted business within the past two (2) years prior to the Date of Termination;

         8.1.2. "COMPANY BUSINESS" shall mean the development and marketing of consulting advisory services and supporting models used to analyze or influence client and industry decisions regarding energy pricing, investments, regulatory policy and financial and strategic planning for clients in the natural gas, crude oil, refined products, electric power and utility industries;

         8.1.3. "TERM" means the period commencing on the Date of Termination of this Agreement and expiring on the first anniversary of the Date of Termination of Employee's employment by the Company (less any period of "garden leave" utilized by the Company under Clause 2.4) for any reason.

         8.1.4. References to acting directly or indirectly include (without prejudice to the generality of that expression) references to acting alone or jointly with or by means of any other person.

8.2. Until the expiry of the Term the Employee will not directly or indirectly:

         8.2.1. carry on or be interested in a Competing Business save that he may hold for investment up to five percent (5%) of any class of securities quoted or dealt in on a recognized stock exchange;

         8.2.2. act as a consultant, employee or officer in any executive, sales, marketing, research or technical support capacity in a Competing Business.

8.3. Until the expiry of the Term the Employee will not directly or indirectly:

         8.3.1. solicit, canvass or approach or endeavour to solicit, canvass or approach in respect of the Company Business and in competition with the Company or, as the case may be, in competition with the relevant subsidiary or associate any person for the purpose of offering to that person any services comprised in the Company Business:

                 (A) who, to the knowledge of the Employee, has been provided with services by the Company or any subsidiary or associate of the Company at any time prior to the Date of Termination; or





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                 (B)      who, to the knowledge of the Employee, has been
                          negotiating with the Company or any subsidiary or associate of the Company for the supply of services at any time prior to the Date of Termination;

         8.3.2. supply in competition with the Company or, as the case may be, in competition with the relevant subsidiary or associate any services comprised in the Company Business to any person who, to the knowledge of the Employee, has been provided with services by the Company or any subsidiary or associate of the Company at any time prior to the Date of Termination;

         8.3.3. solicit or entice away or endeavor to solicit or entice away from the Company or any subsidiary or associate of the Company in competition with the Company or, as the case may be, in competition with the relevant subsidiary or associate any person employed within the prior six (6) months in an executive, managerial, technical or sales capacity by the Company or any subsidiary or associate of the Company at the Date of Termination with a view to inducing that person to leave such employment and to act for another person in the Company Business; and

         8.3.4. hire, solicit or in any other manner seek to engage or employ any person who within the prior six (6) months had been any employee in an executive, managerial, technical or sales capacity of the Company or any subsidiary or associate of the Company.

8.4.     Each of the restrictions in sub-clauses 8.2.1, 8.2.2, 8.3.1, 8.3.2,
         8.3.3 and 8.3.4 hereof are separate and severable and in the event of any such restriction (including the defined expressions in sub-clause 8.1) being determined as being unenforceable in whole or in part for any reason such unenforceability shall not affect the enforceability of the remaining restrictions or, in the case of part of a restriction being unenforceable, the remainder of the restriction.

9.       TERMINATION

9.1. Except as otherwise provided herein, either party will be entitled to terminate the employment of the Employee by giving to the other not less than three (3) months' written notice; provided, however, that in any successive one (1) year renewals of this Agreement, thirty (30) days written notice shall be required. In the event of such termination:

         9.1.1. by the Company without Cause (as defined in Clause 9.2) or by the Employee by virtue of constructive dismissal, the Company shall pay to the Employee the Employee's current salary, bonus and other benefits as at the date of the notice of termination for a period of twelve (12) months from the Date of Termination payable in equal monthly installments. Subject to Clauses 9.5 to 9.7, the Company shall have no


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                 other liability in connection with the exercise of its right of termination pursuant to this Clause 9.1; and

         9.1.2. by the Employee (other than by constructive dismissal under Clause 9.1.1), the Company shall pay to the Employee all accrued salary, bonus and other benefits at the Date of Termination, but the Company shall have no other liability in connection with the exercise by the Employee of its right of termination pursuant to Clause 9.1.

9.2. Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to terminate the employment of the Employee by written notice, specifying the basis for the termination of the Employee and specifying the Date of Termination if he commits or suffers any of the following acts or circumstances ("CAUSE"):

         9.2.1. willfully destroying Company property having a material value to the Company and without the prior consent of the Company;

         9.2.2. engaging in, committing, or aiding or abetting, directly or indirectly, the engagement of or commission of fraud, embezzlement, theft, or comparable dishonest activity;

         9.2.3. the conviction of or entering of a plea of guilty or no contest to any crime other than a traffic infraction;

         9.2.4. the failure to materially discharge his duties under this Agreement commensurate with Employee's title and function or a material breach of this Agreement (not being remedied within five (5) days of being required to do so);

         9.2.5. the making of a material misrepresentation to the Company, the Board of Directors, or to any officer(s) to whom the Employee reports;

         9.2.6. becoming of unsound mind or becoming a bankrupt or compounding with his creditors; or

         9.2.7. becoming prohibited by law from being a director of the Company.

9.3. This Agreement shall terminate automatically upon the death of the Employee or the Company may at any time terminate this Agreement by written notice if the Employee is absent or unable to perform the Employee's duties with the Company on a full time basis as a result of incapacity due to mental or physical illness for any period of (i) one hundred twenty (120) consecutive days or (ii) for one hundred twenty
         (120) days in any period of two hundred and seventy (270) consecutive days. In the event of death or incapacity, that results in the termination of the employment of the Employee, the Company shall pay the Employee (or any estate, beneficiary or legal representative of the Employee) all accrued salary, bonus and other benefits as of the date of death or Date of Termination due to incapacity. Except as set forth in this Clause 9.3 or Clause





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         9.6, the Company shall have no further obligations under this
         Agreement in connection with any termination of this Agreement arising from the death or termination due to incapacity of the Employee.

9.4. If this Agreement is terminated for any reason (excluding a termination of Employee by the Company without Cause or constructive dismissal) prior to the completion of a Qualified Public Offering (as defined in the Limited Liability Company Agreement of Parent (the "LLC AGREEMENT")) (an "OPTION EVENT"), the Company or Parent shall have the right and option, in the discretion of the Board, to purchase, at any time during the ninety (90) days following the occurrence of an Option Event, any or all of the securities of the Company or Parent (collectively, the "SECURITIES") then owned by the Employee including all such Securities acquired by any other Person pursuant to a Permitted Transfer (as defined in the LLC Agreement) and including any legal representative, estate, beneficiary, executor, administrator or trustee of the Employee (the "REPRESENTATIVE") in the event of the death or termination due to incapacity of the Employee (the "PURCHASE OPTION"). The following provisions shall apply in relation to such Purchase Option:

         9.4.1. the price to exercise the Purchase Option shall be determined in accordance with the provisions as set forth in Appendix B to the LLC Agreement;

         9.4.2. the exercise of the Purchase Option shall be by means of a written notice of exercise (the "OPTION NOTICE") delivered by the Company to the Employee and/or Representative;

         9.4.3. payment for such Securities shall be made in cash in three (3) equal installments, with the first installment payable on closing date of the exercise of the Purchase Option , which date shall be no later than thirty (30) days following the date of the Option Notice or such longer period as may be reasonably necessary to determine the purchase price, and the two (2) subsequent installment payments payable on the first and second anniversary dates of such closing date. Each of the latter two payments shall include interest computed at the rate of eight percent (8%) simple interest per annum, payable in arrears on the unpaid amount of the purchase price; and

         9.4.4. the Board of Directors shall have the option to transfer and assign the Purchase Option to any designee.

9.5. Upon termination of the Agreement by the Company without Cause pursuant to Clause 9.1.1 prior to a Qualified Public Offering:

         9.5.1. the Employee shall have the right (the "TERMINATION PUT") to put Securities held by the Employee (including such Securities acquired by any other Person pursuant to a Permitted Transfer) to the Company;





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         9.5.2.  such Securities shall be valued in the same manner as described in Clause 9.4 above, and the payment terms of Clause
                 9.4 shall apply equally to an exercise of the Termination Put;

         9.5.3. the Termination Put shall be exercised, if at all, by written notice from the Employee to the Company within sixty (60) days following the Date of Termination;

         9.5.4. each disposition of Securities pursuant to a Termination Put shall be free and clear of any and all liens, claims, charges and encumbrances; and

         9.5.5. the Board shall have the option to transfer and assign its obligations under the Termination Put to any designee.

9.6. During the term of this Agreement prior to a Qualified Public Offering, the Company shall use commercially reasonable efforts to maintain a key man insurance policy on the life of the Employee for coverage equal to two million five hundred thousand dollars ($2,500,000), which policy shall be owned by, and under which policy the beneficiary shall be, the Company or the Parent. Subject to the Company being able to secure such insurance:

         9.6.1. in the event of Employee's death prior to a Qualified Public Offering, the Representative shall have the right (the "PUT") to put Securities held by Employee (including such Securities acquired by any other Person pursuant to a Permitted Transfer) to the Company;

         9.6.2. such Securities shall be valued in the same manner as described in Clause 9.4 above and the amount thereof that may be the subject of the Put shall not exceed the net proceeds actually obtained by the Company pursuant to the foregoing life insurance policy;

         9.6.3. if properly exercised, the Put shall be settled in cash promptly following receipt of insurance proceeds by the Company. The Put shall be exercised, if at all, by written notice from the Representative to the Company within one hundred twenty (120) days following Employee's death;

         9.6.4. each Disposition of Securities pursuant to a Put shall be free and clear of any and all liens, claims, charges and encumbrances; and

         9.6.5. to the extent that the foregoing life insurance is not available on commercially reasonable terms or an exclusion from coverage is applicable, the Put shall not be available.

9.7. On or before the Date of Termination (for whatever reason and howsoever caused) the Employee will promptly:





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         9.7.1.  resign (if he has not already done so) from all offices and directorships held by him in the Company and its subsidiaries and associates;

         9.7.2. deliver up to the Company all lists of customers, correspondence, documents, credit cards and other property (including but not limited to any motorcar) belonging to the Company or any of its subsidiaries or associates which may be in his possession or under his control; and

         9.7.3. the Employee irrevocably authorizes the Company in his name and on his behalf to execute all documents and do all things necessary to effect the resignations referred to above, in the event of his failure to do so.

9.8. The Employee agrees that for the purposes of the Employment Rights Act 1996 the Company may apply any sums which may be due from the Company to the Employee (including, without limitation, accrued salary and/or holiday pay) at the Date of Termination (for whatever reason and howsoever caused) against any sums which may be due from the Employee to the Company and the Employee further agrees that in the event of his failure to give due notice of termination of this Agreement under Clause 9.1 above, the Company may retain any such sums without prejudice to its right to claim damages for any additional loss it may suffer as a result of the Employee's failure to give due notice of termination.

10.      SICKNESS BENEFITS

10.1. The Company shall continue to pay the Employee's salary bonus and other benefits during any period of absence on medical grounds up to a maximum of sixty (60) working days in any period of twelve (12) months provided that the Employee shall:

                 (A) notify the Company immediately of his absence when such absence commences and comply with the Company's requirements for notification and documentation of details involved in such sickness or incapacity;

                 (B) supply the Company with medical certificates covering any period of sickness or incapacity which is in excess of seven or more consecutive days, such medical certificates to be supplied at weekly intervals or at such longer intervals as the Board consider reasonable from the eighth day of absence; and

                 (C) following any period of absence on medical grounds the Employee shall at the request of the Board provide in writing such details as the Company may require in order to calculate any Statutory Sick Pay entitlement.

10.2. For Statutory Sick Pay purposes the Employee's qualifying days shall be Monday to Friday inclusive.





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10.3.    Payment in respect of any other or further period of absence shall be at the Company's discretion. Any payment to the Employee pursuant to clauses 10.1 and 10.3 shall be subject to set off by the Company in respect of any Statutory Sick Pay and any Social Security Sickness Benefit or other benefits to which the Employee may be entitled.

10.4. If the Employee's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then the Employee shall:

                 (A) notify the Company immediately of all relevant circumstances and of any claim, compromise, settlement or judgment made or awarded in connection with it; and

                 (B) if the Company so requires, refund to the Company any amount received by him from any such third party provided that the refund shall be no more than the amount which he had recovered in respect of remuneration.

11.      WAIVER OF RIGHTS

11.1. The Employee will have no claim against the Company or any subsidiary or associate of the Company in respect of a termination if:

         11.1.1. the employment of the Employee is terminated:

                 (A) by reason of the liquidation of the Company for the purpose of solvent amalgamation or reconstruction; or

                 (B) as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation or for the transfer of the whole or part of the undertaking of the Company to any of its subsidiaries or associates; and

         11.1.2. the Employee is offered employment of a similar nature with the amalgamated or reconstructed or transferee company for a period of not less than the then unexpired term of his employment under this Agreement and on terms not generally less favourable to him than the terms of this Agreement.

12.      ADDITIONAL PARTICULARS

12.1. The following additional particulars are given for the purposes of the Employment Rights Act 1996:

         12.1.1. the employment of the Employee by the Company began on February 22, 1985;

         12.1.2. no employment of the Employee with a previous employer counts as part of the Employee's continuous employment with the Company and his period of continuous employment began on February 22, 1985;

         12.1.3. except as otherwise provided by this Agreement, there are no terms or conditions of employment relating to hours of work or to normal working hours or to entitlement to holidays (including public holidays) or holiday pay or to incapacity for work due to sickness or injury or to pensions or pension schemes or requiring the Employee to work outside the United Kingdom for a period of more than two months;

         12.1.4. there are no collective agreements which directly affect the terms or conditions of the Employee's employment.

         12.1.5. This Agreement constitutes the written statement of the terms of employment of Employee provided in compliance with the Employment Rights Act 1996.

13.      ENTIRE AGREEMENT

13.1. This Agreement represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

13.2. Each party confirms that, except as provided in this Agreement, no party has relied on any representation or warranty or undertaking which is not contained in this Agreement, and, without prejudice to any liability for fraudulent misrepresentation, no party shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement.

14.      OBLIGATIONS TO THIRD PARTIES

14.1. The Employee warrants that by virtue of entering into this Agreement and performing the duties set out in this Agreement he will not be in breach of any contract of service or for the provision of services or any partnership agreement and will, save as implied by law, be free from all agreements, arrangements or other restrictions restricting his right to compete with any person or to solicit clients or employees of any person or in any way restricting him from performing this Agreement in accordance with its terms.

14.2. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third party beneficiary, except that each designee selected by the Company pursuant to Clauses 9.4.4 or 9.5.5 and Parent are intended as third party beneficiaries of all rights of the Company hereunder.

15.      ASSIGNMENT

         The Company reserves the right forthwith on written notice to the Employee to assign its rights and obligations under this Agreement to any subsidiary or associate of the Company and any reference to the Company in this Agreement shall thereafter be a reference to any such company; provided, however, any assignment of this Agreement to a non-United Kingdom entity shall require the prior written consent of the Employee (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing to the contrary, the Company shall be entitled to assign this Agreement to any corporation or other business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets or capital stock of the Company, provided that the successor or surviving entity that acts as Employee's employer is a United Kingdom entity, without the prior written consent of Employee.

16.      NOTICES

16.1. A notice, approval, consent or other communication given under or in connection with this Agreement (in this clause known as a "NOTICE"):

         16.1.1. must be in writing;

         16.1.2. must be left at the address of the addressee or sent by pre-paid first class post (airmail if posted to or from a place outside the recipient's respective country) to the address of the addressee or sent by telex or facsimile to the telex or facsimile number of the addressee in each case which is specified in this clause, and marked for the attention to the person so specified, or such other address as specified, telex or facsimile number and/or marked for the attention of such other person as the relevant party may from time to time specify by Notice given in accordance with this clause.

                 The relevant details of each party at the date of this Agreement are:

                 The Company

                 Address:                  Caminus House
                                           Castle Park
                                           Cambridge,
                                           CB3 ORA
                                           United Kingdom

                 Facsimile:                011 44 1223 322 736
                 Attention:                Managing Director

                 The Employee

                 Address:         The Grove, Lady Street
                                  Lavenham, Sudbury,
                                  Suffolk, United Kingdom

                 Attention:       Dr. Nigel L. Evans

         16.1.3. A copy of any notice served on the Company shall be sent to:

                 GFI Caminus LLC
                 c/o GFI Energy Ventures LLC
                 12121 Wilshire Boulevard, Suite 1375
                 Los Angeles, CA 90025

                 Facsimile:  001 310 442 0540

                 Attention:  Lawrence D. Gilson

16.2. In the absence of evidence of earlier receipt, any Notice shall take effect from the time that it is deemed to be received in accordance with sub-clause 16.3 below.

16.3.    Subject to sub-clause 16.4 below, a Notice is deemed to be received:

         16.3.1. in the case of a notice left at the address of the addressee, upon delivery at that address;

         16.3.2. in the case of a posted letter, on the third day after posting or, if posted to or from a place outside the recipient's respective country, the tenth day after posting;

         16.3.3. in the case of a facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient provided that a confirmatory copy of such facsimile shall have been sent by post in accordance with sub-clause 16.1 within 24 hours of such transmission.

16.4. A Notice received or deemed to be received in accordance with sub-clause 16.3 above on a day which is not a business day or after 5 p.m. on any business day according to local time in the place of receipt, shall be deemed to be received on the next following business day.

17.      GOVERNING LAW

17.1. This Agreement shall be governed by, and construed in accordance with, English Law. All disputes shall be referred to the High Court of Justice in England and Wales, to the extent permitted.

18.      DEFINITIONS AND MISCELLANEOUS

18.1. "ASSOCIATE" means a body corporate which for the time being: is a holding company of the Company or a subsidiary (other than the Company) of such a holding company; or has not less than 20 per cent of its equity share capital beneficially owned by such a holding company or the Company.

18.2. "DATE OF TERMINATION" shall mean the date on which the employment of the Employee by the Company terminates save pursuant to an assignment by the Company pursuant to clause 14 above in which case it shall mean the date on which his employment with such assignee shall terminate.

18.3. "SUBSIDIARY", "HOLDING COMPANY" and "EQUITY SHARE CAPITAL" have the meaning attributed to them by sections 736, 736A and 744 of the Companies Act 1985 provided that the term "subsidiary" shall also include a subsidiary undertaking (as defined in section 258 of the Companies Act 1985).

18.4. In this Agreement: unless otherwise stated and except in Clause 13 above, a reference to the employment of the Employee is to his employment by the Company (or if appropriate any assignee pursuant to Clause 15) under this Agreement.

18.5. Unless the context otherwise requires, words in the singular include the plural and vice versa, and a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

18.6. A reference to a statute or statutory provision includes a reference to that statute or provision as from time to time modified or re-enacted.

18.7.    Clause headings are for convenience only and have no legal effect.

IN WITNESS whereof the parties hereto have executed this Agreement as a Deed on the day and year first above written.



SIGNED AS A DEED by                    )
in the presence of:                    )

                                                        /s/ Nigel L. Evans
                                                       ------------------------
                                                       signature of Employee


Signature of Witness                   /s/ G. Stanfield
Name of Witness                        G. Stanfield
                                       1R Hills Road
                                       Cambridge, U.K.
Address of Witness



SIGNED AS A DEED by the Company        )
acting by two of its directors         )

                                                        /s/ Michael B. Morrison
                                                       ------------------------
                                                       Director


                                                       /s/ Serena Hesmondhalgh
                                                       ------------------------
                                                       Director